                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                          ----------------------------
                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                                January 5, 1999
                                ---------------
                Date of Report (Date of earliest event reported)

                         HEARST-ARGYLE TELEVISION, INC.
                         ------------------------------
             (Exact Name of Registrant as Specified in its Charter)



        Delaware                 000-27000                    74-271753
        --------                 ---------                    ---------
(State of Organization)  (Commission File Number)  (IRS Employer Identification
                                                               No.)



                               888 Seventh Avenue
                            New York, New York 10106
                            ------------------------
        (Address of Registrant's Principal Executive Office) (Zip Code)

                                 (212) 887-6800
                                 --------------
              (Registrant's telephone number, including area code)
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Item 2. Acquisition or Disposition of Assets.
        ------------------------------------

     On January 5, 1999, Hearst-Argyle Television, Inc. (the "Company") consummated its acquisition, through Kelly Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Company ("Merger Sub"), of all of the partnership interests in Kelly Broadcasting Co., a California limited partnership ("Kelly"), in exchange for cash consideration in the amount of approximately $519 million. Pursuant to the Kelly Broadcasting Co. Agreement and Plan of Merger, dated as of August 21, 1998, by and among the Company, Merger Sub, Kelly, J.S. Kelly L.L.C., a Delaware limited liability company ("JSK"), G.G. Kelly L.L.C., a Delaware limited liability company ("GGK"), and Robert E. Kelly, Kelly was merged with and into Merger Sub (the "Kelly Merger"), with Merger Sub as the surviving entity. In connection with the Kelly Merger, all of the partnership interests in Kelly previously held by JSK and GGK and a promissory note payable to Robert E. Kelly in consideration for the redemption of his partnership interest immediately prior to the Kelly Merger were cancelled and extinguished in exchange for cash. In a related transaction, on January 5, 1999, Merger Sub also acquired for cash consideration of $10 million substantially all of the assets of Kelleproductions, Inc., a California corporation wholly-owned by Jon S. Kelly and engaged in the business of producing and distributing certain television shows (the "KPI Purchase").

     The consideration for the Kelly Merger was determined through arms-length negotiations among the parties involved. The Company funded the payment of the cash purchase price for the Kelly Merger and the KPI Purchase as follows: (i) $340 million was obtained from the Company's private placement issuance of 7.18%, 12-year senior notes, (ii) $145 million was borrowed under the Company's $1 billion credit facility with The Chase Manhattan Bank, as Administrative Agent, Morgan Guaranty Trust Company of New York, as Documentation Agent, and the Subsidiary Guarantors party thereto and the Lenders party thereto and (iii) the balance of $44 million was paid from the Company's working capital.

     Prior to consummation of the Kelly Merger, Kelly owned and operated television broadcast station KCRA-TV, Sacramento, California, and provided programming for television broadcast station KQCA-TV, Sacramento, California, pursuant to a Time Brokerage Agreement with Channel 58, Inc., a California corporation. In connection therewith, Kelly owned or leased certain plant, equipment or other physical property, which assets were used in the conduct of its business. The Company intends to continue to use such assets for substantially the same business purposes as used by Kelly prior to the Kelly Merger.

     A copy of the Company's press release announcing the consummation of the Kelly Merger and the KPI Purchase is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 5. Other Events.
        ------------

     On January 18, 1999, the Company announced that the Company and Pulitzer Publishing Company ("Pulitzer") amended their previously announced merger agreement under which the Company would acquire the television and radio business operations of Pulitzer in exchange for shares of the Company's Series A Common Stock, par value $.01 per share (the "Series A Common Stock"), subject to certain closing adjustments. The Company and Pulitzer amended the terms of the merger agreement to provide for a fixed number of shares of Series A Common Stock to be issued to Pulitzer shareholders in the merger. Pursuant to the Amended and Restated Agreement and Plan of Merger, dated as of May 25, 1998, attached hereto as Exhibit 2.2 (the "Pulitzer Merger Agreement"), by and among the Company, Pulitzer and Pulitzer Inc., Pulitzer will contribute all of its publishing assets and the net proceeds of $700 million of new debt into a new subsidiary (Pulitzer Inc.), and distribute shares of capital stock of Pulitzer Inc. to the current stockholders of Pulitzer. Pulitzer, with its remaining broadcast operations, will then be merged with and into the Company in exchange for 37,096,774 shares of the Company's Series A Common Stock and the assumption of prior to $700 million of new debt. Under the terms of the Pulitzer Merger Agreement prior to the amendment, the Company was to deliver $1.15 billion worth of Series A Common Stock based on the market price of the Series A Common Stock for the 15-trading day period prior to the closing of the transaction. The new fixed-share amount is equivalent to using $31 per share for the price of the Series A Common Stock under the prior formulation. The amendment removes from the Pulitzer Merger Agreement, which was first announced on May 25, 1998, the equity-adjustment "collar" mechanism as well as any termination rights of Pulitzer relative to fluctuations in the price of the Series A Common Stock. The transaction is expected to close by the end of the first quarter of 1999, subject to shareholder and regulatory approvals and certain other conditions.

     In addition, on January 17, 1999 the Company and holders representing approximately 65% of the outstanding common stock of Pulitzer amended certain provisions of the Voting Agreement, originally entered into on May 25, 1998, in order to reflect the changes made to the Pulitzer Merger Agreement. Pursuant to this Voting Agreement, attached hereto as Exhibit 10.1, the holders agreed to vote their shares in favor of the transaction with Pulitzer.

     A copy of the Company's press release announcing the amended Pulitzer Merger Agreement is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 7. Financial Statements and Exhibits.
        ---------------------------------

     (a) Financial statements of businesses acquired.

          The financial statements of Kelly Broadcasting Co. for the years ended December 31, 1997, 1996 and 1995, for the six-month periods ended June 30, 1998 and 1997, and for the nine-month periods ended September 30, 1998 and 1997 were previously filed on the Company's Current Report on Form 8-K dated September 17, 1998, as amended by the Form 8-K/A filed on December 7, 1998.

     (b) Pro forma financial information.

          The unaudited pro forma combined condensed financial statements of the Company for the year ended December 31,1997 and for the nine-month periods ended September 30,1998 and 1997 were previously filed on the Company's Current Report on Form 8-K dated December 16, 1998 as the same may be amended by Form 8-K/A.

                                       2
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     (c) Exhibits.

          2.1 Kelly Broadcasting Co. Agreement and Plan of Merger, dated as of August 21, 1998, by and among Hearst-Argyle Television, Inc., Kelly Broadcasting Co., Kelly Acquisition Corp., J.S. Kelly L.L.C., G.G. Kelly L.L.C. and Robert E. Kelly (incorporated by reference to the Company's Current Report on Form 8-K dated September 17, 1998, as amended by the Form 8-K/A filed on December 7, 1998).

          2.2 Amended and Restated Agreement and Plan of Merger, including certain exhibits thereto, dated as of May 25, 1998, by and among Pulitzer Publishing Company, Pulitzer Inc. and Hearst-Argyle Television, Inc.

          10.1 Amended and Restated Pulitzer Voting Agreement, dated as of May 25, 1998, among Hearst-Argyle Television, Inc., and each of the stockholders of Pulitzer Publishing Company listed on
                  Schedule I thereto.

          99.1 Press Release of Hearst-Argyle Television, Inc., dated January 5, 1999.

          99.2 Press Release of Hearst-Argyle Television, Inc., dated January 18, 1999.

                                       3
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                              HEARST-ARGYLE TELEVISION, INC.


                              By: /s/ Dean H. Blythe
                                  --------------------------------------------
                                  Dean H. Blythe
                                  Senior Vice President-Corporate Development,
                                  Secretary and General Counsel
Date:  January 20, 1999

                                       4
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                                 EXHIBIT INDEX

Exhibit No.    Exhibit
----------     -------

2.1 Kelly Broadcasting Co. Agreement and Plan of Merger, dated as of August 21, 1998, by and among Hearst-Argyle Television, Inc., Kelly Broadcasting Co., Kelly Acquisition Corp., J.S. Kelly L.L.C., G.G. Kelly L.L.C. and Robert E. Kelly (incorporated by reference to the Company's Current Report on Form 8-K dated September 17, 1998, as amended by the Form 8-K/A filed on December 7, 1998).

 2.2 Amended and Restated Agreement and Plan of Merger, including certain exhibits thereto, dated as of May 26, 1998, by and among Pulitzer Publishing Company, Pulitzer Inc. and Hearst-Argyle Television, Inc.

10.1 Amended and Restated Pulitzer Voting Agreement, dated as of May 25, 1998, among Hearst-Argyle Television, Inc., and each of the stockholders of Pulitzer Publishing Company listed on Schedule I thereto.

99.1           Press Release of Hearst-Argyle Television, Inc., dated January
               5, 1999.

99.2           Press Release of Hearst-Argyle Television, Inc., dated
               January 18,1999,







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